EXHIBIT 99.2

         GENERAL HOWELL M. ESTES, III JOINS SPACEDEV BOARD OF DIRECTORS

POWAY, Calif. - April 4, 2001 - SpaceDev, Inc. (OTCBB: SPDV), the world's first publicly-traded commercial space exploration and development company, today announced that General Howell M. Estes, III (USAF Retired) has joined SpaceDev's Board of Directors.

General Estes retired from the United States Air Force in 1998 after serving for 33 years. At that time he was the Commander-in-Chief of the North American Aerospace Defense Command (CINCNORAD) and the United States Space Command (CINCSPACE), and the Commander of the Air Force Space Command (COMAFSPC) headquartered at Peterson AFB, Colorado. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's JFK School of Government.

"We are very honored that General Estes has joined our Board," said Jim Benson, Chairman and CEO of SpaceDev. "General Estes is both a hero and a visionary who has spent many years advocating increased investment in space and closer ties with the commercial space sector because of the importance of space to our national security. I believe he will be able to help us match SpaceDev business goals and technical capabilities with current and future needs of our nation, and with those who will be making important space-related decisions over the next several years."

"I believe the next five to ten years will see exciting, new opportunities in space, both commercial and government, for which SpaceDev is well positioned," commented General Estes. "I look forward to working with the other Board members to fully develop these opportunities, while at the same time helping in some manner to maintain our country's leadership role in space."

Gen. Howell Estes is the President of Howell Estes & Associates, Inc., a wholly owned consulting firm to CEOs, Presidents and General Managers of aerospace and telecommunications companies worldwide. He serves as Vice Chairman of the Board of Trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization (the "Rumsfeld Commission").

About SpaceDev. SpaceDev (WWW.SPACEDEV.COM) is currently designing inexpensive hybrid rocket-based orbital maneuvering and orbital transfer vehicles (MTVs) and secondary payload micro-kick motors for the Air Force. SpaceDev has recently performed design work for safe, clean hybrid rocket-based manned or unmanned sub-orbital space planes. SpaceDev offers fixed-price package delivery for science instruments and technology demonstrations into earth orbit, to deep space and to other planetary bodies. SpaceDev designs and sells smaller, low-cost Earth-orbiting commercial and research satellites. SpaceDev's sale of these turnkey, fixed-price, commercial products is a leading edge innovation for the space industry. Established in 1997, SpaceDev's corporate offices are located near San Diego in Poway, California. SpaceDev and The Boeing Company (NYSE: BA), the world's largest aerospace company, have teamed to investigate opportunities of mutual strategic interest in the commercial deep-space arena.

For More information, contact Jim Benson - 858.375.2020

This news release may contain forward-looking statements concerning the Company's business and future prospects and other similar statements that do not concern matters of historical fact. Forward-looking statements relating to product development, business prospects and development of a commercial market for technological advances are based on the Company's current expectations. The Company's current expectations are subject to all of the uncertainties and risks customarily associated with new business ventures including, but not limited to, market conditions, successful product development and acceptance, competition and overall economic conditions, as well as the risk of adverse regulatory actions. The Company's actual results may differ materially from current expectations. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or for any other reason.